UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ALTERNATIVE INVESTMENT PARTNERS ABSOLUTE RETURN FUND STS
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Morgan Stanley

URGENT PROXY VOTING REQUEST

Shareholder Meeting Adjourned to March 31, 2022

Dear Shareholder:

Your fund's shareholder meeting has been adjourned to March 31, 2022. Please take a few moments and if you have not done so — vote.

YOUR FUND'S BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL

We sent this reminder because you held shares in the Alternative Investment Partners Absolute Return Fund STS on the record date and we have not received your vote.

PLEASE VOTE USING ONE OF THESE OPTIONS:

1. Vote Online.

Visit the website noted on the enclosed proxy voting card, and follow the instructions.

2. Vote by Phone.

Call the toll-free number printed on the enclosed proxy voting card, and follow the automated instructions. Available 7 days a week, 24 hours a day.

3. Speak with a Proxy Specialist.

Call 1-866-456-7801 with any questions. Specialists can assist with voting.

Available Monday to Friday from 9 a.m. to 11 p.m. ET and Saturday from 12 p.m. to 6 p.m. ET.

4. Vote by Mail.

Mail your signed proxy voting card(s) in the postage-paid envelope included with your proxy materials.

Thank you for your prompt attention to this matter and your continued confidence in Morgan Stanley. If you have already voted, we appreciate your participation, and you may disregard this notice.

MS ADJ 2022

FOR INTERNAL USE ONLY- DO NOT DISTRIBUTE TO CLIENTS

General Proxy Information

For

Joint Special Meeting of Shareholders (the “Meeting”) of Morgan Stanley Alternative Investment Partners Absolute Return Fund (“ARF”) and Morgan Stanley Alternative Investment Partners Absolute Return Fund STS (“ARF STS”)

Record date	12/27/2021
Definitive Statement Filed	1/07/2022
Proxy mailing commences	by 1/18/2022
Outbound Solicitation begins	1/31/2022
Meeting Date	2/25/2022 9:00 am

Other Important Information

Proxy tabulator/solicitor:	Computershare

Proxy Statement is available at:	https://www.proxy-direct.com/mor-32487

Phone number for Shareholder Proxy Questions:

AIP Funds:	866-456-7801

Proxy voting (for Direct Shareholders)

Internet voting:	www.proxy-direct.com

Touchtone Telephone Voting:	800-337-3503

Proxy voting (for Beneficial Shareholders/Shares are Held at an Intermediary)

Internet voting:	www.proxyvote.com

Touchtone Telephone Voting:	800-454-8683

Proxy Card:	Vote, sign and date the Proxy Card mailed to your address and return in the postage-paid envelope included with your proxy material.

Attending the Meeting:	Request to attend telephonic Shareholder meeting, send email to: shareholdermeetings@computershare.com, no later than 5 pm eastern on February 22, 2022. Login information will be provided.

Direct shareholders will need to provide basic information (name and address) to attend the meeting.  Beneficial holders will need to provide a Legal Proxy to attend the meeting.  Beneficial owners can get a Legal Proxy from their financial intermediary.

Questions and Answers

What is the proposal that I am being asked to vote on?

The Meeting is being held for the purpose of electing five individuals (each, a “Nominee”) to the Board of Trustees (“Board”) of each Fund (the “Proposal”). The Nominees are Nancy C. Everett, Jakki L. Haussler, Patricia Maleski, Frances L. Cashman, and Ed A. Grier. Ms. Everett, Ms. Haussler, and Ms. Maleski currently serve on the Board of each Fund. Ms. Cashman and Mr. Grier do not currently serve on the Board of any Fund. Ms. Cashman and Mr. Grier would commence their service as a Trustee upon election to the Board of a Fund by the Fund’s shareholders.

Why am I being asked to elect each of the Nominees?

The Board of each Fund currently consists of the same nine individuals, six of whom have previously been elected by shareholders to serve on the Boards as Trustees. Ms. Everett, Ms. Haussler, and Ms. Maleski have not previously been elected by shareholders. Ms. Everett and Ms. Haussler were appointed to each Board in January 2015. Ms. Maleski was appointed to each Board in January 2017. Ms. Everett, Ms. Haussler, and Ms. Maleski were each appointed by the then-current members of each Board.

By law, a vacancy on a Fund’s Board may be filled by the appointment of a Trustee without a shareholder vote only if, immediately after such appointment, at least two-thirds of the Fund’s Board have been elected by shareholders. Because three of the nine individuals serving on each Board have already been appointed, the departure of any current Trustee that was previously elected by shareholders will create a vacancy that could not be filled without a shareholder vote. The three existing Directors that are being elected joined the Board after the launch of ARF 16 years ago and were appointed to the Board at that time.  Since we are proxying for the two new Directors we are also electing the three current Directors so 100% of Directors have been elected. The Directors of ARF also serve as Directors for the entire MSIM, Liquidity and AIP fund complex in total more than 75 funds.

Electing each of the Nominees will give each Board maximum flexibility to fill future vacancies by appointment without incurring the additional expense and administrative burden associated with calling one or more meetings of shareholders to fill those vacancies.

Each Board has established a Governance Committee (collectively, the “Governance Committees”), which is comprised entirely of “Independent Trustees” (i.e., not an “interested person” of a Fund as defined in the Investment Company Act of 1940). The Governance Committees identify individuals qualified to serve as Independent Trustees on a Fund’s Board and recommend such qualified individuals for nomination by a Fund’s Independent Trustees as candidates for election as Independent Trustees. Members of the Governance Committees and other members of the Boards interview potential Trustee candidates as part of the selection process when evaluating new Trustee candidates. When a Board nominates Trustees for election at a shareholders meeting, it evaluates the experience, qualifications, attributes and skills that an individual Trustee candidate contributes to the Board as a whole to assist the Board in discharging its duties. Although the Boards have not adopted a policy regarding diversity, the Governance Committees and the Boards take into account the diversity of a Trustee candidate’s perspectives, background and other relevant demographics and the overall diversity of the Board’s composition.

As part of this process, the Governance Committees conducted a series of meetings to consider Trustee candidates. This included separate meetings with the Boards, members of the Governance Committees, and Trustee candidates.

After a rigorous review process, including meetings and interviews of select Trustee candidates throughout the year, the Governance Committees unanimously resolved to recommend to each Board for approval Mr. Grier and Ms. Cashman as Nominees to serve as Independent Trustees of each Fund. Each Governance Committee, in connection with the recommendations, considered each of Ms. Cashman’s and Mr. Grier’s candidacy, including their experience, qualifications, attributes, reputation, skills and diversity.

With respect to Nominees Ms. Everett, Ms. Haussler, and Ms. Maleski, the Governance Committees and the Boards had followed a similar year-long-plus robust search process and considered similar factors when they unanimously recommended and appointed to each Board Ms. Everett and Ms. Haussler effective January 1, 2015, and Ms. Maleski effective January 1, 2017, respectively. Each Board noted that Ms. Everett, Ms. Haussler, and Ms. Maleski have gained significant institutional knowledge about the Funds since their appointment to the Boards.

Based on these recommendations with respect to Ms. Cashman and Mr. Grier, and the Governance Committees’ similar prior findings and recommendations with respect to Ms. Everett, Ms. Haussler, and Ms. Maleski, each Board unanimously nominated each of the Nominees for election as Independent Trustee of each Fund.

How does the Board suggest I vote?

The Board of each Fund has carefully considered the Proposal as it applies to each Fund and unanimously recommends that you vote “FOR” each Proposal.

Why does the Board recommend that I vote “FOR” the Proposal?

Each Fund seeks as Trustees individuals of distinction and experience in business and finance, government service or academia. In determining that a particular Nominee is or continues to be qualified to serve as a Trustee, each Board considered a variety of criteria, none of which, in isolation, was controlling. Based on a review of the experience, qualifications, attributes or skills of each Nominee, each Board has determined that each Nominee is qualified to serve and should serve, or continue to serve, as a Trustee of the applicable Fund.

I only hold a small investment. Does my vote matter?

Yes. All shareholders, regardless of the size of their investments, are encouraged to vote. Your vote is needed to ensure that the Proposal can be acted upon at the Meeting. To act upon the Proposal, a certain percentage of shares must be represented at the Meeting. This is called a quorum. If a Fund does not obtain a quorum, the Meeting will be adjourned to a future date. In order to reach quorum, the Funds may make follow-up solicitations to shareholders through additional mailings or phone calls. These follow-up solicitations can be costly. Casting your vote will help avoid these costs.

As described above, whenever ARF STS is asked to vote on certain matters related to ARF, ARF STS will vote for or against such matters in accordance with the voting instructions received from ARF STS’s shareholders. ARF STS will vote its interests in ARF for which it receives no voting instructions from ARF STS’s shareholders in the same proportion as ARF STS’s interests in ARF for which ARF STS receives voting instructions. This proportional voting could result in a small number of shareholders of ARF STS determining how ARF STS will vote its interests in ARF with respect to the Proposal.

How do I vote my shares?

You can vote in any of the following ways:

•                      Through the Internet by logging on to the website indicated on your Proxy Card(s);

•                      By calling the toll-free phone number on your Proxy Card(s);

•                      By mailing the enclosed Proxy Card(s) after signing and dating; or

•                      By attending the Meeting by teleconference (please note, however, that if you plan to attend the Meeting by teleconference, you must send an email to shareholdermeetings@computershare.com by 5:00 p.m., Eastern Time, on February 22, 2022 in order to receive a toll-free phone number, participant code and instructions on how to submit a vote during the Meeting).

You are encouraged to follow the instructions on your Proxy Card(s) to vote your shares through the Internet or by telephone. Using these methods is quick and easy. No matter what method you choose, however, please carefully read the accompanying Joint Proxy Statement before you vote.

What is the deadline for submitting my vote?

Please vote as soon as possible. If you do not plan to attend the Meeting, your vote must be received by the Funds prior to the start of the Meeting at 9:00 a.m., Eastern Time, on February 25, 2022.

Who should I call if I have questions?

If you need any assistance or have any questions regarding a Proposal or how to vote your shares, please call the proxy solicitor, Computershare Fund Services, at 866-456-7801 or reach out to the Morgan Stanley Fund Services Proxy Solicitation Team members:  Eileen Storz-Salino 617-672-8698, Alex Smith 617-672-8202, Amy Ursillo 617-672-8428 or Mike McGrail at 617-672-8904.

Dear

Please be aware that Alternative Investment Partners Absolute Return Fund STS (the “Fund”) is currently soliciting proxies for the election of five trustees. The shareholder meeting will be reconvened on March 31, 2022. The record date for the shareholder meeting is December 27, 2021, meaning that any shareholders of the Fund as of that date would be entitled to notice of, and to vote at, the shareholder meeting. Proxy materials were first mailed to shareholders of the Fund on or about January 18, 2022.

The Board of Trustees of the Fund (the “Board”) unanimously nominated each of the nominees to serve as trustees of the Fund and recommends that shareholders vote for each nominee. Three of the nominees currently serve as trustees of the Fund: Ms. Nancy C. Everett, Ms. Jakki L. Haussler, and Ms. Patricia A. Maleski. Two of the nominees would be added to the Board upon their election by shareholders: Ms. Frances L. Cashman and Mr. Eddie A Grier. In addition to being nominated to the Board of the Fund, the nominees are also being nominated to the Boards of Trustees/Directors of the other Morgan Stanley Funds.

Under applicable law, a vacancy on the Board may be filled by the appointment of a trustee without a shareholder vote only if, immediately after such appointment, at least two-thirds of the Board has been elected by shareholders. Given the current composition of the Board, the Board may be unable in certain circumstances to appoint any new trustees without a shareholder vote.  Electing each of the nominees will give the Board maximum flexibility to fill future vacancies by appointment without incurring the additional expense and administrative burden associated with calling one or more meetings of shareholders to fill those vacancies. In addition, the Board believes that the election of the two new trustees would further enhance the depth and breadth of the Board and the Board’s oversight of the Fund.

To date, the Fund has not received enough votes from its shareholders to obtain quorum. Therefore, the proposal to elect the trustees cannot be acted upon. We plan to engage in additional outreach to Fund clients. Many of the Fund clients who have not yet voted will likely receive additional mailings and phone calls from Computershare, who has been engaged to help solicit the shareholders.  Fund clients can vote by mail, by telephone or on the Internet.  To cast their vote, Fund clients should follow the instructions on the proxy ballot that they previously received.

Please encourage your clients to vote.  This will help reduce costs to the Fund and eliminate future mailings and calls to your clients.

Good day,

We need your help so please vote now! The Board of Alternative Investment Partners Absolute Return Fund STS is asking its shareholders to vote on the election of Trustees. Unfortunately, due to a lack of shareholder participation the meeting originally scheduled for February 25, 2022, adjourned to March 31, 2022.

The Board is recommending a vote in favor of the proposals however either vote, FOR or WITHHOLD, would be greatly appreciated as it would help the Funds meet the vote requirement needed to hold the meeting and avoid further solicitation costs. Every vote is critical, so please vote now to ensure your shares are represented at meeting. Additional information about the proposals can be found in the proxy statement.

We would be happy to assist by answering any questions about the proposals and recording a vote over the phone. Voting by phone is a quick way to participate, ensuring that enough votes are received to convene the meeting and avoid another adjournment.

PLEASE VOTE NOW BY CALLING
Phone Number:  1-866-456-7801
Hours:  Weekdays - 9:00am until 11:00pm and Saturdays - Noon to 6:00pm EST
Reference Number: <<GS Number>>

Again, the shareholder meeting is scheduled to be held on Thursday, March 31, 2022 so please act quickly!

Best regards,

<<Supervisor>>

<<GS Number>>

Computershare

1-866-456-7801

211 Quality Circle, Ste. 210

College Station, TX 77845

www.cfs.computershare.com

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